Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM RESERVE EXPERTS

As independent petroleum engineers, we hereby consent to the reference to our firm, in the context in which it appears, and to the references to, and to the inclusion of, (i) our reserve report, dated March 6, 2025, with respect to the estimates of reserves of Prairie Operating Co. (the “Company”) as of December 31, 2024, included in or made part of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2024, (ii) our reserve report dated March 17, 2025, with respect to the estimates of pro forma reserves of the Company as of December 31, 2024 included in or made part of the Current Report on Form 8-K of the Company filed on March 24, 2025, and (iii) our reserve report, dated January 27, 2025, with respect to the estimates of pro forma reserves of the Company as of November 30, 2024, included in or made part of the Current Report on Form 8-K of the Company filed on February 7, 2025 and to the incorporation by reference of such reports in this Registration Statement on Form S-8, including any amendments thereto, filed with the U.S. Securities and Exchange Commission.

CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Engineering Firm F-693

By:
W. Todd Brooker, P.E.
President

Austin, Texas

June 27, 2025